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                                                                EXHIBIT 10.40(a)


                             THIRD AMENDMENT TO THE
                            UCAR CARBON COMPANY INC.
                      SUPPLEMENTAL RETIREMENT INCOME PLAN

          The UCAR Carbon Company Inc. Supplemental Retirement Income Plan (the "Plan") is hereby amended as follows:

          1. The third sentence of the General Section of the Plan is hereby amended in its entirety as follows:

          "Specifically, the purpose of this plan is to provide a retirement benefit, determined without regard to Code Section 415 or Code Section 401(a)(17), equal to the excess of the retirement benefit which would be provided by (1) the Retirement Program Plan if (a) average monthly compensation included (i) deferred cash bonuses awarded under designated incentive compensation plans and (ii) base salary deferred under the Compensation Deferral Program, and (b) all cash bonuses, whether deferred or not, were averaged separately from base compensation, and (2) the Equalization Benefit Plan, over the retirement benefit actually provided by the Retirement Program Plan and the Equalization Benefit Plan."

          2. A new Section 3(c) is hereby added to Article II of the Plan to read as follows:

          "(c) For purposes of the calculation under subpart (a) of this Section 3, "base salary" shall include any base salary deferred by an employee pursuant to the terms of the UCAR International Inc. Compensation Deferral Program, or any successor plan, in the calendar year in which it would otherwise have been paid."

          3. The amendment set forth herein shall be effective as of January 1, 1995.

                                             UCAR CARBON COMPANY INC.



                                             By:  /s/ Fred C. Wolf
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